SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         October 25, 2004
                                                         ----------------


                            EURONET WORLDWIDE, INC.
                            -----------------------
            (Exact name of Registrant as specified in its charter)

      Delaware              0-22167            74-2806888
      --------              -------            ----------
      (State of         (Commission File    (I.R.S. Employer
   Incorporation)                                Number) Identification Number)


                       4601 College Boulevard, Suite 300
                            Leawood, Kansas 66211
                            ----------------------
              (Address of Principal Executive Offices) (Zip Code)


                                (913) 327-4200 (Registrant's telephone number,
             including area code)


         (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.      Entry into a Material Definitive Agreement

      On October 25, 2004, Euronet Worldwide, Inc. (the "Registrant") and certain of its subsidiaries entered into two new revolving credit agreements with Bank of America, N.A ("Bank of America"). The first agreement is a $10 million Credit Agreement dated October 25, 2004 (the "US Credit Agreement") among the Registrant, as "Borrower Agent" and as "Borrower" and its subsidiaries PaySpot, Inc. Euronet USA, Inc., Prepaid Concepts, Inc. and Call Processing, Inc. (collectively, the "US Borrowers"), and Bank of America, as "Agent", and as "Lender", together with the other "Lenders" (as defined in the US Credit Agreement) from time to time party thereto. The US Credit Agreement provides the US Borrowers with a $10 million revolving line of credit that terminates on October 25, 2006.

      The US Borrowers may use the line of credit to repay existing debt, for working capital needs, to make acquisitions and for other corporate purposes. Borrowings under the US Credit Agreement bear interest at the election of the Borrower at either a Prime Rate (as defined in the US Credit Agreement) as in effect from time to time plus an amount specified in the US Credit Agreement or a fixed rate equal to the LIBOR Rate (as defined in the US Credit Agreement) for the applicable Interest Period (as defined in the US Credit Agreement) plus an Applicable Margin, as set forth in the US Credit Agreement, as in effect on the date of disbursement of the loan proceeds that varies based on the Registrant's Consolidated Funded Debt to EBITDA ratio. The US Credit Agreement contains customary events of default and covenants related to limitations on indebtedness and the maintenance of certain financial ratios.

      The Registrant has also entered into a $30 million Credit Agreement dated October 25, 2004 (the "Euro Credit Agreement") among the Registrant, as "Borrower Agent", and its European subsidiaries e-pay Holdings Limited and Delta Euronet GmbH (collectively, the "Euro Borrowers"), and Bank of America, as "Agent" and as "Lender", together with the other "Lenders" from time to time party thereto. The Euro Credit Agreement provides the Euro Borrowers with a $30 million revolving line of credit that terminates on October 25, 2006.

      The Euro Borrowers may use the line of credit to repay existing debt, for working capital needs, to make acquisitions and for other corporate purposes. Funds under the Euro Credit Agreement may be drawn in U.S. dollars, Euros, and/or British Pounds Sterling. Borrowings under the Euro Credit Agreement denominated in Euros bear interest at a floating rate equal to the EURIBOR Rate (as defined in the Euro Credit Agreement) for the applicable Interest Period (as defined in the Euro Credit Agreement) plus an Applicable Margin, as set forth in the Euro Credit Agreement, as in effect on the date of disbursement of the loan proceeds that varies based on the Registrant's Consolidated Funded Debt to EBITDA ratio plus the UK Mandatory Costs (as defined in the Euro Credit Agreement) in effect on the date of disbursement of the proceeds of such loans. Borrowings under the Euro Credit Agreement denominated in British Pounds



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Sterling bear interest at a floating rate equal to the LIBOR Rate (as defined in the Euro Credit Agreement) plus an Applicable Margin, as set forth in the Euro Credit Agreement, as in effect on the date of disbursement of the loan proceeds that varies based on the Registrant's Consolidated Fund Debt to EBITDA ratio plus the UK Mandatory Costs in effect on the date of disbursement of the proceeds of such loans. The Euro Credit Agreement contains customary events of default and covenants related to limitations on indebtedness and the maintenance of certain financial ratios.

      The foregoing is a summary of each of the US Credit Agreement and the Euro Credit Agreement, and does not purport to be a complete discussion of either document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of each of the US Credit Agreement and the Euro Credit Agreement.



Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      The disclosure set forth above under Item 1.01, "Entry into a Definitive Material Agreement," is hereby incorporated by referenced into this Item 2.03.


                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.

                               EURONET WORLDWIDE, INC.

Dated: October 29, 2004
                               By:       /s/ Jeffrey B. Newman
                                   -------------------------------
                                   Jeffrey B. Newman
                                   Executive Vice President